Exhibit 10.37

ASSIGNMENT AND PLEDGE OF STOCK

THIS ASSIGNMENT AND PLEDGE OF STOCK (“Assignment”) is made and entered into as of the 28th day of December 2022 (the “Effective Date”), by and between JOSEPH M. DAVIS, an individual residing in the state of Indiana (the “Grantor”), and JAMES L. EVANS, an individual residing in the State of Indiana (the “Secured Party”).

Recitals

A. In accordance with that Stock Purchase Agreement, dated of equal date herewith, by and among Timothy E. Evans, James L. Evans, Bulwark Capital, L.L.C. and Joseph M. Davis (“Purchase Agreement”), Secured Party sold Two Hundred Twenty-Four Thousand (224,000) shares of Grantor’s common stock in Tradition Transportation Group, Inc. (“Shares”) on the terms set forth in the Purchase Agreement. Grantor has executed a Promissory Note in favor of Secured Party in the original principal amount of Eight Million Five Hundred Six Thousand Four Hundred Forty and No/100 U.S. Dollars ($8,506,440.00) for that portion of the Purchase Price not paid at the Closing (as amended, modified, or restated, the “Note”).

B. As a material inducement for Secured Party to enter into the Purchase Agreement and to accept the Note in lieu of full payment on the date herewith, Grantor has agreed to deliver this Assignment to Secured Party.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Secured Party hereby agree as follows:

Agreement

1. Incorporation of Recitals and of Certain Provisions of the Purchase Agreement. The above recitals are hereby incorporated in this Assignment by reference and made a part hereof. The provisions of Article IV (Representations and Warranties of Buyer) and Article VI (Miscellaneous) of the Purchase Agreement are hereby incorporated by reference into this Assignment as if fully set forth herein and shall apply mutatis mutandis to this Assignment.

2. Assignment and Grant of Security Interest. This Assignment is intended to be a security agreement pursuant to the Uniform Commercial Code as presently in effect in the State of Indiana (the “Code”) for any of the items specified below as part of the Collateral, which, under applicable law, may be subject to a security interest pursuant to the Code. Grantor hereby assigns and conveys to Secured Party, and hereby grants Secured Party a first priority security interest in, all of its right, title and interest in and to (a) Two Hundred Twenty-Four Thousand (224,000) Shares, and all certificates, if any, representing such Shares, and all dividends, distributions of whatever nature, profits, liquidation proceeds, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, arising out of, or in exchange for, any or all of such Shares; (b) all proceeds of any of the foregoing, and other amounts or property of any kind whatsoever due or to become due to Grantor thereunder or with respect thereto; (c) all replacements of and additions to any of the foregoing; and (d) all of the foregoing whether now owned or hereafter acquired (all of the foregoing interests of all of the Grantor being hereinafter collectively referred to as the (“Collateral”).

3. Security for Indebtedness. The Collateral shall secure the payment and performance of all of Grantor’s obligations under the Purchase Agreement, the Note and this Assignment, and any amounts expended by or on behalf of Secured Party for the protection and preservation of the security interest granted herein (collectively, the “Indebtedness”).

4. Further Assurance by Grantor; Representations and Covenants.

(a) Grantor has the requisite legal capacity and authority to enter into this Assignment and the Note (the “Grantor Documents”). The Grantor Documents have been executed and delivered by Grantor and constitute the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with their terms.

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(b) The execution and delivery of the Grantor Documents by Grantor, and the consummation of the transactions contemplated thereby will not (i) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in the creation of any lien (other than that created under this Assignment in favor of Secured Party) upon the properties or assets of Grantor under, any provision of any agreement, Note, bond, mortgage, indenture, lease or other contractual obligation to which Grantor is a party or by which Grantor’s properties and assets are bound or (iii) contravene or violate any provision of any law, rule or regulation.

(c) Grantor agrees that from time to time, at its sole expense, Grantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or advisable, or that Secured Party may reasonably request, in order to protect the security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Grantor agrees not to take any action that is designed to frustrate the intent and purpose of the security interest created hereby.

(d) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, with respect to all or any part of the Collateral without the signature of such Grantor where permitted by law.

(e) Grantor will defend the right, title and interest hereunder of the Secured Party, as a security interest in the Collateral granted by such Grantor, against the claims and demands of all persons whomsoever and will not sell or otherwise dispose of the Collateral while any Indebtedness remains outstanding.

(f) Without the prior written consent of the Secured Party, the Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto, or any other claims, liens or encumbrances (other than that created by this Assignment in favor of Secured Party).

5. Delivery of Collateral. On the Effective Date, all certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon an Event of Default (as hereinafter defined), Secured Party shall have the right, at any time in its discretion, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral.

6. Events of Default. An “Event of Default” under this Assignment shall be deemed to have occurred if any of the following occur: (a) the occurrence of an “Event of Default” as such term is defined and used in the Note; (b) any default in the payment or performance under, failure to comply with any covenant of, or breach of any representation or warranty in, this Assignment, the Purchase Agreement or the Indebtedness; or (c) the sale or transfer, or the attempted sale or transfer, of any of the Shares without the prior written consent of the Secured Party except that the Secured Party consents to the sale by Grantor of the Shares to Aqua Power Systems, Inc. (“APSI”) provided that APSI expressly assumes in writing, the obligations of Grantor to Secured Party under this Assignment, the Note, and the Purchase Agreement.

7. Remedies Upon Default. If any Event of Default, as defined in Section 6 hereof, shall have occurred:

(a) Secured Party may exercise, in respect of the Collateral, in addition to any and all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and may also (without notice except as specified below) sell the Collateral at public or private sale, at Secured Party’s office or elsewhere, for cash, credit or future delivery and at such price or prices and upon such other terms as Secured Party may deem to be commercially reasonable as allowed under the Code. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Secured Party in respect of any sale of, collection from (whether or not pursuant to a sale), or other realization upon (whether or not pursuant to a sale) all or any part of the Collateral may, in the sole discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 8 hereof) by Secured Party, against all or any part of the Indebtedness, in such order as the Secured Party shall elect, in its sole discretion. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Indebtedness shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

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(c) The Secured Party may transfer the whole or any part of the Collateral into the name of the Secured Party or the name of its nominee and thereafter exercise all voting and other rights in connection with the Collateral.

(d) Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor hereby waives any claims against Secured Party by reason of the fact that the price at which any Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one of offeree.

(e) Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

(f) Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assuming that such sales are made in compliance with federal and state securities laws, Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale.

(g) Grantor recognizes that Secured Party may elect in its sole discretion to sell all or a part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”)), and Grantor and Secured Party agree that such private sales shall be made in a commercially reasonable manner and that Secured Party has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act.

(h) If Secured Party disposes of the Collateral, Grantor agrees to pay any deficiency remaining after application of the net proceeds to any indebtedness secured hereby.

8. Expenses. Grantor will, upon demand, pay to Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (a) the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of Secured Party hereunder, or (c) the failure by any Grantor to perform or observe any of the provisions hereof.

9. Security Interest Absolute. All rights of Secured Party and the security interest hereunder, and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note, or any other amendment or waiver of or any consent to any departure from any other agreement or instrument relating thereto; or

(c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor.

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10. Continuing Assignment and Security Interest. This Assignment shall create a continuing assignment of and security interest in the Collateral and shall: (a) remain in full force and effect until payment and performance in full of all of the Indebtedness; (b) be binding upon Grantor and their respective successors and assigns; and (c) inure to the benefit of Secured Party, its representatives, successors, transferees and assigns. Upon the payment and performance in full of all of the Indebtedness owed by Grantor to Secured Party, the assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, Secured Party will execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date first above written.

GRANTOR:

/s/ Joseph M. Davis

Joseph M. Davis

SECURED PARTY:

/s/ James L. Evans

James L. Evans

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